=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                        ---------------


                            FORM 8-K

                         CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934

                        ---------------


       Date of Report (Date of earliest event reported):
                         June 30, 2000



            KENTUCKY CENTRAL LIFE INSURANCE COMPANY
     (Exact name of registrant as specified in its charter)


       Kentucky             33-13142              61-0244930
   (State or other          33-15521            (IRS Employer
   jurisdiction of      (Commission File     Identification No.)
    incorporation)          Number)


    Kincaid Towers, Lexington, Kentucky               40507
  (Address of principal executive offices)          (Zip Code)


                         (859) 253-5351
      (Registrant's telephone number, including area code)


                         Not Applicable
 (Former name or former address, if changed since last report)



================================================================

Item 7.   Financial Statements, Pro Forma Financial Information
          -----------------------------------------------------
and Exhibits.
------------

(a)  Financial Statements.
     --------------------

     Filed with this report are the following documents of Kentucky Central Life Insurance Company-In Liquidation:

     (1) Balance Sheet dated June 30, 2000 prepared on modified liquidating basis (unaudited).

     (2) Statements of Receipts and Disbursements for the six months ended June 30, 2000 prepared on a modified liquidating basis (unaudited).

     (3) Notes to financial statements which have been filed with this Form 8-K.

                           Signatures
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 30, 2000


                         KENTUCKY CENTRAL LIFE INSURANCE COMPANY


                         By: /s/ George Nichols III
                            ------------------------------------
                              George Nichols III, Commissioner
                              of the Kentucky Department of
                              Insurance, as Liquidator of
                              Kentucky Central Life Insurance
                              Company

                  KENTUCKY CENTRAL LIFE INSURANCE COMPANY
                              IN LIQUIDATION

                               BALANCE SHEET
                            AS OF JUNE 30, 2000
                                (UNAUDITED)

            ASSETS                 Notes
Cash:                              5
  Unrestricted                               $ 1,587,775
  Restricted                                      40,034
                                              ----------
                                                            $  1,627,809

Short-term investments:            6
  Unrestricted                                12,803,903
  Restricted                                      16,864
                                              ----------
                                                              12,820,767

Bonds:                             7
  Unrestricted                                61,946,514
                                                              61,946,514

Mortgage loans                     8                             637,460
Real estate                        9                          22,259,400
Investment in M-C Realty, Inc.     10                           (222,740)
Federal income tax recoverable     11                                  0
Miscellaneous assets               12                              2,000
Accrued investment income                                      1,035,257
                                                            ------------
     Total Assets                                           $100,106,467
                                                            ============

The accompanying notes are an integral part of these financial statements.
-------------------------------------------------------------------------

DISCLAIMER
----------
The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements; and is based upon records, information or books available to the Liquidator. The completion and timing of certain information is at the total discretion of the Liquidator. The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

                  KENTUCKY CENTRAL LIFE INSURANCE COMPANY
                              IN LIQUIDATION

                               BALANCE SHEET
                            As of June 30, 2000
                                (UNAUDITED)

LIABILITIES                          Notes

Class 1
  Guaranty associations' reimbursable
     costs under the Plan            1,13    $  7,000,000
  Accrued administrative expenses                 957,960
                                             ------------
                                                            $  7,957,960

Class 2
  Policy benefits                    1          2,139,414
  Opt-in amounts                     1,14     102,645,336
  Guaranty associations'
     post-closing costs              1,15      33,878,198
                                             ------------
                                                             138,662,948

Class 3
  Claims of the federal government   21(a)                             0

Class 4
  Not evaluated

Class 5
  General creditors                  16         9,149,144
  Escheat funds                                   488,118
  Taxes payable                                 4,497,750
                                             ------------
                                                              14,135,012

Class 6
                                                                   2,222

Class 7
  Not evaluated

Class 8                              4
  Policyholder deductible                      16,853,300
  General creditor deductible                      33,127
  Escheat funds deductible                          2,500
  Taxes payable deductible                          2,250
  Class 6 deductible                                   50
                                             ------------
                                                              16,891,227

Class 9                                                                0

Class 10                             17
  Shareholder outstanding dividends
     and fractional shares                        666,224
  Common capital stock:
     Voting - par value, $100 per sh.                            100,000
     Class A non-voting - par value,
       $1 per sh.                              13,314,830
  Preferred dividends, Mid-Central   3          2,639,970
  Preferred stock,  Mid-Central      3          8,799,900
                                             ------------
                                                              25,520,924

Other Liabilities                    22
  Tenant security deposits           5             40,034
                                             ------------
                                                                  40,034
                                                            ------------
     Total Liabilities                                      $203,210,327
(Deficiency) of Assets Over Liabilities                     (103,103,860)
                                                            ------------
     Total Liabilities and (Deficiency)                     $100,106,467
                                                            ============

The accompanying notes are an integral part of these financial statements.
-------------------------------------------------------------------------

DISCLAIMER
----------
The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements; and is based upon records, information or books available to the Liquidator. The completion and timing of certain information is at the total discretion of the Liquidator. The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

                  KENTUCKY CENTRAL LIFE INSURANCE COMPANY
                              IN LIQUIDATION

                  STATEMENT OF RECEIPTS AND DISBURSEMENTS
                  For the Six  Months Ended June 30, 2000
                                (UNAUDITED)

                                   Notes
                                   -----
RECEIPTS                           2         1/1-6/30/00
--------                                     -----------
Rental receipts                                1,022,405
Mortgage loans:
  (a)  Principal                                       0
  (b)  Interest                                  126,655
Proceeds from:
  (a)  Mortgage loans                          4,000,000
  (b)  Real estate                               884,721
  (c)  Other invested assets                           0
Agents' balances received                         75,532
Proceeds from settlements                         42,670
Other miscellaneous receipts and changes          15,644
                                             -----------
     Receipts before Investment Activities     6,167,626
                                             -----------

Interest and dividend receipts                 1,566,841
Proceeds from Sales:
  (a)  Short-term investments                 15,653,146
  (b)  Bonds                                  23,913,391
  (c)  Stocks                                          0
                                             -----------
     Receipts from Investment Activities      41,133,378
                                             -----------

Total Cash Receipts                          $47,301,004
                                             ===========

The accompanying notes are an integral part of these financial statements.
-------------------------------------------------------------------------

DISCLAIMER
----------
The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements; and is based upon records, information or books available to the Liquidator. The completion and timing of certain information is at the total discretion of the Liquidator. The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

                  KENTUCKY CENTRAL LIFE INSURANCE COMPANY
                              IN LIQUIDATION

                  STATEMENT OF RECEIPTS AND DISBURSEMENTS
                  FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                (UNAUDITED)

                                   Notes
                                   -----
DISBURSEMENTS                      2         1/1-6/30/00
-------------                                -----------
Losses/benefit payments            18        $         0
LAE payments                                           0
Legal fees                                       335,457
Accounting fees                                   35,123
Receivers fees                                    24,470
Consulting fees                                  239,860
Salaries                                         164,350
Employee benefits                                 37,908
Real estate taxes and expenses                   591,712
Payroll and other taxes                           93,784
Rent and related expenses                         79,969
Office expenses and miscellaneous                210,947
Interest expense                                       0
                                             -----------
     Total Disbursements                       1,813,579
                                             -----------
Distributions:
  (a)  Distributions of assets     1                   0
  (b)  Early access distributions                      0
                                             -----------
     Distributions                                     0
                                             -----------
     Disbursements & Distributions Before
       Investment Activities                   1,813,579
                                             -----------
Investment expenses                19
Purchase of:
  (a)  Short-term investments                 12,901,771
  (b)  Bonds                                  32,357,518
  (c)  Stocks                                          0
  (d)  Mortgage loans                                  0
  (e)  Real estate                                     0
                                             -----------
     Disbursements for Investment Activities  45,259,289
                                             -----------

Total Cash Disbursements                      47,072,868
                                             -----------

Net Increase (Decrease) in Cash                  228,137
Cash at December 31,1999                       1,399,673
                                             -----------
Cash at June 30, 2000              5         $ 1,627,809
                                             ===========

The accompanying notes are an integral part of these financial statements.
-------------------------------------------------------------------------

DISCLAIMER
----------
The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements; and is based upon records, information or books available to the Liquidator. The completion and timing of certain information is at the total discretion of the Liquidator. The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

             KENTUCKY CENTRAL LIFE INSURANCE COMPANY
                         IN LIQUIDATION
                NOTES TO THE FINANCIAL STATEMENTS
                          June 30,2000
                           (UNAUDITED)


1. REORGANIZATION AND REINSURANCE OF THE LIFE AND HEALTH INSURANCE ASSETS OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY AND ORDER OF LIQUIDATION - On February 12, 1993, Kentucky Central Life Insurance Company ("Kentucky Central" or the "Company") was placed into rehabilitation by an order of the Franklin Circuit Court ("Court") after a determination by the Commissioner of the Kentucky Department of Insurance that such action was necessary for the protection of the Company's policyholders. On February 9, 1994, after a thorough investigation regarding rehabilitating versus liquidating the Company, the Commissioner, in his capacity as Rehabilitator of Kentucky Central, filed a motion for reorganization and reinsurance of the Company's life and health assets and a petition of liquidation with the Court.

     On August 18, 1994, the Court issued an order approving the motion of the Rehabilitator for Reorganization and Reinsurance of the Company's life and health assets with Jefferson-Pilot Life Insurance Company ("JP Life"). (The Rehabilitator's Plan of Reorganization and Reinsurance together with the Guaranty Association Participation Agreement By and Among the National Organization of Life and Health Insurance Guaranty Associations and the Participating State Life and Health Insurance Guaranty Associations and Kentucky Central Life Insurance Company Acting By and Through Don W. Stephens, Insurance Commissioner of the Commonwealth of Kentucky, As Rehabilitator and Liquidator of KCL and Jefferson Pilot Life Insurance Company are hereinafter collectively referred to as the "Plan.") In conjunction therewith, the Court issued an order terminating the rehabilitation and directing the liquidation of the Company (the "Order"). The Company was ordered into liquidation following a determination by the Court that the Company was insolvent and that rehabilitation of the Company was not feasible. The Order was affirmed by the Supreme Court of Kentucky on May 11, 1995.

     The key element of the Rehabilitator's Plan of Reorganization and Reinsurance, the transfer to JP Life of most of the Company's assets in exchange for JP Life's agreement to assume and "enhance" the life insurance policies and annuity contracts previously issued by the Company, was closed on May 31, 1995. All policyholders of the Company were given the right, if they chose to do so, to keep their life insurance and annuity contracts, and immediately become policyholders of JP Life; such policyholders are referred to herein as "Opt-ins." Those policyholders who elected not to have their policies transferred are referred to herein as "Opt-outs."

     In consideration for JP Life's assumption of the liabilities for Opt-ins, the Company transferred bonds, short-term securities, cash, policy loans and certain miscellaneous assets with a total estimated value of $762,862,093 to JP Life on the date of closing. Policyholders representing approximately 95% of the total policy values in force opted into the Plan and were transferred to JP Life on the date of closing.

     The life insurance guaranty associations of the states where the Company was licensed to do business transferred assets consisting of cash and notes with a total value of $109,986,918 to JP Life in connection with the closing. Such assets, along with an enhancement added by JP Life, were used to restore the policy values of Opt-ins whose policies were covered by one of the guaranty association funds to their full amount as recorded by the Company as of the closing date and for uncovered policyholders restructured account values to the extent supported by the assets. In return for this advancement of assets on behalf of covered policyholders, the state guaranty associations obtained what is now a class 2 priority claim against the Company. The shortfall on uncovered policies was calculated at closing to be $11,231,328.

     Under the Plan, the Company retains a liability to Opt-ins over and above the amount of their full policy value as of the closing date. The ultimate amount of this liability, referred to as the Reimbursable Amount, depends on the interest rates from February 12, 1993 until a date five years from closing (i.e., May 31, 2000), and on the persistency of Opt-in policies during the five-year period after closing.

     Policyholders representing approximately 5% of the total policy values in force opted out of the Plan. The Company is obligated to pay these policyholders their proportionate share of the Company's assets up to the full amount of their statutory reserve as of February 12, 1993, plus any additions to their policy values from premiums paid and less any deductions to their policy values subsequent to that date. The full amount of such obligation to Opt-outs was approximately $57 million. The Plan calls for the Company to pay these amounts in three installments. The first installment, equivalent to 75% of the total opt-out amount, was due, and paid, 120 days after closing. The second installment was paid June 23, 1997 and the final installment was paid in June 1999.

     Assets not transferred to JP Life remained with the Company and are being liquidated by the Commissioner of the Kentucky Department of Insurance who has been designated as the Liquidator of the Company. The Liquidator is vested by operation of law with the title to all of the Company's property, contracts, and rights of action, and may recover and reduce all such assets to possession and liquidate them in accordance with the terms of the Order and applicable law. The court has ordered the Liquidator to liquidate the remaining assets of the estate as rapidly and economically as he can. As these assets are liquidated, they will be utilized to repay the guaranty associations and to make policyholders whole. The remaining assets of the Company, if any, will be distributed to other creditors and shareholders in the priority established by statute.

     Pursuant to the terms of the Plan, $50,000,000 from the assets of Kentucky Central was disbursed on February 13, 1996. Of this amount $41,039,878 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $3,557,738 was applied to reduce policy benefits due uncovered policies and $2,291,194 was applied to the Opt-in Traditional liability. The remaining $3,111,190 was later distributed to Opt-out policyholders.

     In a similar transaction, $40,000,000 was distributed from the assets of the Company in May and June 1997. Of this amount, $32,890,768 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $2,774,651 was applied to reduce policy benefits due uncovered policies and $1,834,469 was applied to the Opt-in Traditional liability. The remaining $2,500,112 was distributed to Opt-out policyholders on June 23, 1997.

     In May 1998, an additional $34,880,662 was distributed from the assets of the Company. Of this amount, $31,647,582 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $3,233,080 was applied to reduce policy benefits due uncovered policies and Opt-in Traditional liability.

     In June 1999, $57,184,519 was distributed from the assets of the Company. Of this amount, $41,081,377 reduced the liability to the Guaranty Associations, $22,817,731 on the Guaranty Associations' advances and $18,263,646 on the Guaranty Associations' post closing costs. Additionally, $6,775,707 was applied to reduce policy benefits due uncovered policies and Opt-in amounts. The remaining $9,327,434 was distributed as the final installment to Opt-out policyholders.

2. BASIS OF PRESENTATION - The accompanying financial statements of Kentucky Central Life Insurance Company (In Liquidation) are unaudited. The balance sheet has been prepared on a modified liquidating basis, that is, assets have been reported at their estimated market value when known, otherwise, they are reported on the basis more particularly described herein. The financial statements are presented generally in a format established by the National Association of Insurance Commissioners ("NAIC") Report on Receiverships.

          With regard to the liabilities, for the purposes of these financial statements, the liabilities have been preliminarily classified in accordance with the statutory scheme set forth in Chapter 304 of the Kentucky Revised Statutes, Subtitle 33, Section 430. The classifications and amounts are subject to further review and change, and the Liquidator is not bound or prejudiced by the classification of the liabilities on the financial statements as the process for reviewing the liabilities and claims is ongoing. Claims filed in the amount of $1,302,380,874 are not reflected on the financial statements. See footnote number 21(b) for additional information regarding these claims.

     The Statement of Receipts and Disbursements is prepared on a cash basis. Since the Company has been in both rehabilitation and liquidation, the books and records were not organized in such a manner to facilitate the accounting of receipts and disbursements on a cash basis from the date of rehabilitation.

     The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements. The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

3. OWNERSHIP AND AFFILIATED COMPANIES - The common stock of Kentucky Central consists of two classes: Voting and Class A Non-voting. The Class A Non-voting common stock is publicly held and was traded on the NASDAQ stock market until removed from listing in April 1993. Further, Kentucky Central owned 100% of the common stock of Mid-Central Investment Co., Inc. ("Mid-Central"). The Company's investment in Mid-Central was previously reported on the financial statements of Kentucky Central on an equity basis. However, effective September 30, 1997, the assets and liabilities of Mid-Central were combined with the assets and liabilities of Kentucky Central consistent with the Liquidator's position regarding the true nature of these assets and liabilities under the Insurers Rehabilitation and Liquidation
Law, KRS 304.33-010 et seq.   The preferred stock of Mid-Central
was not owned by Kentucky Central. The owners of said stock have filed claims with the Liquidator. The Liquidator has classified these claims, together with the related accrued dividends, as a Class 10 liability.

4. ORDER OF DISTRIBUTION - The order of distribution from the assets of the Company's estate is set forth at KRS 304.33-430. By its express terms, the statute applies and governs the priority of distribution of assets in any proceeding to liquidate an insurer pending on the effective date of the statute. Accordingly, the order of distribution of Kentucky Central's assets is governed by the statute, as amended.

     The statute provides as follows:

     Section 1. The order of distribution of claims from the insurer's estate shall be as stated in this section. The first fifty dollars ($50) of the amount allowed on each claim in the classes under subsections
     (2) to (6), inclusive, of this section, shall be deducted from the claim and included in the class under subsection (8) of this section. Claims may not be cumulated by assignment to avoid application of the fifty dollars ($50) deductible provision. Subject to the fifty dollars ($50) deductible provision, every claim in each class shall be paid in full or adequate funds retained for the payment before the members of the next class receive any payment. No subclasses shall be established within any class. No claim by a shareholder, policyholder, or other creditor shall be permitted to circumvent the priority classes through the use of equitable remedies.

     (1) Administration costs. The costs and expenses of administration, including but not limited to the following: the actual and necessary costs of preserving or recovering the assets of the insurer; compensation for all services rendered in the liquidation; any necessary filing fees; the fees and mileage payable to witnesses; and reasonable attorneys' fees.

     (2) Loss and unearned premium claims. Claims by policyholders, beneficiaries, and insureds arising from and within the coverage of and not in excess of the applicable limits of insurance policies and insurance contracts issued by the company, and liability claims against insureds which claims are within the coverage of and not in excess of the applicable limits of insurance policies and insurance contracts issued by the company, and claims of guaranty associations or foreign guaranty associations. Notwithstanding the foregoing, the following claims shall be excluded from Class 2 priority:

          (a) Obligations of the insolvent insurer arising out of reinsurance contracts;

          (b) Obligations incurred after the expiration date of the insurance policy or after the policy has been replaced by the insured or canceled at the insured's request or after the policy has been canceled as provided in this chapter. Notwithstanding this subsection, earned premium claims on policies, other than reinsurance agreements, shall not be excluded;

          (c) Obligations to insurers, insurance pools, or underwriting associations and their claims for contribution, indemnity or subrogation, equitable or otherwise;

          (d) Any claim which is in excess of any applicable limits provided in the insurance policy issued by the insolvent insurer;

          (e) Any amount accrued as punitive or exemplary damages unless expressly covered under the terms of the policy; and

          (f) Tort claims of any kind against the insurer, and claims against the insurer for bad faith or wrongful settlement practices.

     (3) Claims of the federal government other than those claims included in Class 2.

     (4)  Wages.

          (a) Debts due to employees for services performed, not to exceed one thousand dollars ($1,000) to each employee which have been earned within one (1) year before the filing of the petition for liquidation. Officers shall not be entitled to the benefit of this priority.

          (b) This priority shall be in lieu of any other similar priority authorized by law as to wages or compensation of employees.

     (5) Residual classification. All other claims including claims of the federal or any state or local government, not falling within other classes under this section. Claims, including those of any governmental body, for a penalty or forfeiture, shall be allowed in this class only to the extent of the pecuniary loss sustained from the act, transaction or proceeding out of which the penalty or forfeiture arose, with reasonable and actual costs occasioned thereby. The remainder of such claims shall be postponed to the class of claims under subsection (8) of this section.

     (6) Judgments. Claims based solely on judgments. If a claimant files a claim and bases it both on the judgment and on the underlying facts, the claim shall be considered by the liquidator who shall give the judgment such weight as he deems appropriate. The claim as allowed shall receive the priority it would receive in the absence of the judgment. If the judgment is larger than the allowance on the underlying claim, the remaining portion of the judgment shall be treated as if it were a claim based solely on a judgment.

     (7) Interest on claims already paid. Interest at the legal rate compounded annually on all claims in the classes under subsections (1) to (6) of this section, inclusive, from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared. The liquidator, with the approval of the court may make reasonable classifications of claims for purposes of computing interest, may make approximate computations and may ignore certain classifications and time periods as de minimis.

     (8) Miscellaneous subordinated claims. The remaining claims or portions of claims not already paid, with interest as in subsection (7) of this section:

          (a) The first fifty dollars ($50) of each claim in the classes under subsections (2) to (6), inclusive, of this section, subordinated under this section;

          (b)  Claims under subsection (2) of KRS 304.33-380;

          (c)  Claims subordinated by KRS 304.33-600;

          (d)  Claims filed late;

          (e)  Portions of claims subordinated under subsection
               (5) of this section; and

          (f) Claims or portions of claims, payment of which is provided by other benefits or advantages recovered or recoverable by the claimant.

     (9) Preferred ownership claims. Surplus or contribution notes, or similar obligations, and premium refunds on assessable policies. Interest at the legal rate shall be added to each claim, as in subsections (7) and (8) of this section.

     (10) Proprietary claims. The claims of shareholders or other owners.

     Section 2. Section 1 of this Act shall apply to and govern the priority of the distribution of assets in any proceeding to liquidate an insurer pending on or commenced on or after the effective date of the Act.

The liabilities on the accompanying balance sheet are presented in accordance with the order of distribution set forth in the amended statute.

5. CASH - As of June 30, 2000, Kentucky Central had cash on deposit in banks of $ 1,627,809 of which $40,034 was restricted as tenant security deposits on real estate owned by the Company.

6. SHORT-TERM INVESTMENTS - Short-term investments consisted of the following: certificates of deposit in the amount of $366,864, money market account in the amount of $9,918,334, U.S. Treasury bill equal to $2,535,569. Certificates of deposit for $16,864 are held as collateral to secure letters of credit which guarantee contract performance on properties owned by the Company.

7. BONDS - Bonds in the amount of $61,946,514 are principally stated at their market value as obtained from published information concerning the market value of such bonds. The bond values are not based upon valuations published by the NAIC Committee on Valuation of Securities. The Kentucky Development Finance Authority bonds with a par value of $4,800,000 are included in the total at their book value of $4,800,000 as their market value is not readily ascertainable.

8. MORTGAGE LOANS - Mortgage loans on real estate are not stated at their market value as of June 30, 2000, but are stated at the lower of their unpaid principal balance or at the appraised value of the underlying collateral. The appraisals being used were primarily obtained on varying dates in 1998 and early 1999. Further, the mortgage loans are reported net of $55,431, the estimated costs to dispose of the loans.

9. REAL ESTATE - Real estate is stated at its estimated market value as of June 30, 2000, based on appraisals obtained between 1997 and 1999. Additionally, the total of the real estate is reported less estimated disposition costs of $1,935,600.

10. INVESTMENT IN M-C REALTY, INC. - At June 30, 2000, the Company owned 100% of the common stock of M-C Realty, Inc. ("M-C"). M-C owns 100% of the common stock of Hotel Enterprises, Inc. ("HE") (formerly known as Wilkinson Hotel Enterprises, Inc ("WHE")). HE is a 1% general partner and M-C is a 99% limited partner in Frankfort Hotels, Ltd. (formerly known as Wilkinson Hotels, Ltd.). Frankfort Hotels Ltd. is the owner and operator of the Capital Plaza Hotel in Frankfort, Kentucky.

     The Company's investment in M-C is reported on an equity basis. The primary asset of M-C is the hotel and its furniture and fixtures. As of December 31, 1999, the hotel and its furniture and fixtures had an appraised value equal to $8,000,000.

     The primary liabilities of M-C include bonds which were payable at December 15, 1997 in the amount of $4,800,000, a second mortgage in the amount of $186,018 held by Kentucky Economic Development Finance Authority and $461,734 due on a Community Development Block Grant issued by the City of Frankfort. The Company holds the bonds while Central Bank & Trust Company is the Trustee. The Liquidator has entered into an agreement with the Trustee of the bonds and the holder of the second mortgage which permits Frankfort Hotels, Ltd. to continue to make interest and other payments on the bonds and the mortgage through December 15, 1999.

     In August 1996, M-C and certain current and former affiliates of M-C filed refund claims for corporate taxes paid to the Commonwealth of Kentucky for the 1991-94 tax years. The total amount of refunds sought is $1,132,166. The probability of collection of the refunds is unknown at this time. Accordingly, the refund claims are not reflected on the balance sheet as of this date.

11. FEDERAL INCOME TAX RECOVERABLE - The Company filed amended federal income tax returns on September 13, 1996 for the 1989-91 tax years requesting refunds of $18,502,455 plus interest. The amended returns were filed on the basis that certain Treasury Regulations were invalid. The Treasury Regulations at issue prevent the carryback of life subgroup losses to offset nonlife subgroup income on a consolidated return. The Company filed suit in the United States District Court for the Eastern District of Kentucky on May 5, 1997 in order to collect the refund claims.
On July 17, 1998, the Court entered summary judgment in favor of the United States. The Liquidator has appealed to the Sixth Circuit Court of Appeals. The probability of collection of the refund claims is unknown at this time. Accordingly, no amount is shown for the refund claims on the balance sheet as of this date.

12. MISCELLANEOUS ASSETS - This amount consists of a utility deposit of $2,000 for property owned by the Company in Frankfort, Kentucky.

     No value has been reflected on the balance sheet for Agents Debit Balances, Furniture & Fixtures and Other
Receivables and Prepaid Expenses due to the fact that realization of the value of the accounts is unlikely. However,


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

collection activities continue on all accounts due the Company and any unused fixed assets will be disposed of at the appropriate time. The net book value of the accounts as of December 31, 1999 was as follows: Agents net book value - $4,788,060, Furniture & Fixtures - $32,913 and Other Receivables and Prepaid Expenses - $14,499,478. In regards to Agents net balance, Agents owe the Company $5,937,773 while the Company owes Agents $1,149,713.

13.  GUARANTY ASSOCIATIONS' REIMBURSABLE COSTS UNDER THE PLAN -
This is an estimate by the guaranty associations of their administrative costs under the Plan. This amount has not been agreed to by the Liquidator and is subject to change.

14. OPT-IN AMOUNTS - This liability is a combination of the following: reimbursement for the reduced account values resulting from the difference in the rate credited to policyholders from February 12, 1993 to May 31, 1995 versus the new money rate as described in the Plan, reimbursement for the reduced account values resulting from non-contractual expenses charged by JP Life during the moratorium period subsequent to the closing as required by the Plan and reimbursement of reduced account values resulting from lower than market credited interest rates applied by JP Life during the moratorium period subsequent to the closing as required under the Plan.

15. GUARANTY ASSOCIATIONS' POST-CLOSING COSTS - This is an estimate of the guaranty associations continuing support costs through the five-year Plan period, together with accrued interest at the rate set forth in the plan.

16. GENERAL CREDITORS - This liability consists primarily of amounts due to agents under a deferred compensation agreement formerly maintained by the Company.

17. OTHER EQUITY CLAIMS - The amounts reflected as Class 10 claims include the book value of the shareholders' common stock and additional paid-in-capital ($13,414,830), the outstanding dividends and fractional shares related to the common stock ($666,224), the book value of the preferred stock of Mid-Central ($8,799,900) and the related accrued dividends ($2,639,970).

18. LOSSES/BENEFIT PAYMENTS - This amount includes payments made to policyholders with claims occurring prior to May 31, 1995 and continuing claims on credit insurance.

19. INVESTMENT EXPENSES - This expense is generally related to the operation and maintenance of the Company's investments in bonds.

20. LIABILITY TO OPT-IN POLICYHOLDERS - The Plan creates a liability to policyholders for the difference between policyholder account values as calculated before and after restructuring. The liability to Opt-in policyholders was reduced at closing by amounts paid to JP Life for the benefit of the policyholders by the guaranty associations on behalf of Kentucky Central (and such reduction is currently shown as a liability to the guaranty associations). The Plan also calls for a discharge of the liability to Opt-in policyholders upon an order by the Court after several events have occurred. It is currently anticipated that the entire amount of this liability (approximately $249 million) will ultimately be discharged by the Court. Therefore, no dollar amount is included in the financial statement.

21.  CONTINGENT LIABILITIES

     (a) INCOME TAXES - The Company may have a tax liability for Phase III taxable income. Phase III taxable income results from certain reductions to the Company's "policyholders' surplus account." The policyholders' surplus account is an untaxed income account that was accumulated under prior tax law. It is the Company's contention, supported by tax case law, that the Company will not have any federal tax liability related to reductions in this account. If a liability is found to exist, the tax is estimated to be between $2.1 and $2.6 million.

Additionally, any such tax liability will increase the amount by which the Company's liabilities exceed its assets.

     (b) CLAIMS FILED - Claims in the amount of $1,302,380,874 have been filed against Kentucky Central pursuant to the claims process required under KRS 304 Subtitle 33. The majority of these claims are not reflected in the financial statements as they are in the process of being reviewed. However, a few of the known claims are reflected. While a number of the claims may be rejected and disallowed, to the extent these claims are proven valid, they will have the effect of increasing the amount by which the Company's liabilities exceed its assets for the claims which are not already recorded as liabilities. Additionally, interest will accrue at the legal rate on those claims which are proven valid; such interest is a class 7 liability.

     The Liquidator cautions that under KRS 304.33-360(2), certain claimants may assert valid claims after the expiration of the claims bar date. Further, under KRS 304.33-360(1), certain claims - specifically, preferred ownership and proprietary claims under subsections (9) and (10) of KRS 304.33-430 and claims for unearned premiums and cash surrender values or other investment values in life insurance and annuities - are not required to be filed. Thus, total claims asserted against the Liquidator may actually be in excess of the amounts set forth above. The extent of any such additional liability is uncertain at this time.

     (c) PENDING LITIGATION - A summary of the litigation in which the Company is a party is included in each Report to the Court filed on a periodic basis in Franklin Circuit Court. The claims of litigants against the Company have not been analyzed for financial reporting purposes. Accordingly, no judgment has been made as to whether the Company will have any liability to the litigants or the amount, if any, of such liability.


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